Exhibit 99.1

News Release

For Immediate Release

VILLAGE BANK AND TRUST FINANCIAL CORP.

REPORTS EARNINGS FOR THE FOURTH QUARTER OF 2022

Midlothian, Virginia, January 27, 2023. Village Bank and Trust Financial Corp. (the “Company”) (Nasdaq symbol: VBFC), parent company of Village Bank (the “Bank”), today reported unaudited results for the fourth quarter of 2022. Net income for the fourth quarter of 2022 was $2,162,000, or $1.46 per fully diluted share, compared to net income for the fourth quarter of 2021 of $2,363,000, or $1.61 per fully diluted share. For the year ended December 31, 2022, net income was $8,305,000, or $5.62 per fully diluted share, compared to net income for the year ended December 31, 2021, of $12,453,000, or $8.48 per fully diluted share.

Jay Hendricks, President and CEO, commented, “We are pleased with our results for 2022. For the year, we produced a 13.54% consolidated return on average equity, with the Commercial Banking Segment producing a 14.31% return on average equity while also maintaining strong asset quality. Growth in the Commercial Banking Segment’s earnings allowed us to compensate for reduced contributions from the U.S. Small Business Administration’s Paycheck Protection Program income and our mortgage segment.”

“Core loans in our Commercial Banking Segment grew 8.97% annually but were flat for the quarter as we began to observe borrower reluctance given rising interest rates, inflation and economic uncertainty. Deposits contracted 3.30% annually and 7.40% during the quarter due to a combination of businesses and consumers spending down their pandemic savings and investment oriented cash seeking yield as rates increased.”

“Our Mortgage Banking Segment continues to be impacted by housing affordability and inventory issues that are compounded by rising rates. We continue to take prudent steps to offset the reduced mortgage banking segment earnings while we navigate the challenges of the current economic environment.”

“Our focus remains on core relationship growth, disciplined management of our net interest margin and asset mix, navigating the weak mortgage environment and remaining vigilant on credit quality. While higher rates are good for net interest income, they are placing increased pressure on deposit pricing. We are well positioned for the higher rate environment and will address the continued rise in rates through our disciplined approach to balance sheet management and prudent risk taking.”

Operating Results

The following table presents quarterly results for the indicated periods (in thousands):

GAAP Operating Results by Segment
	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Pre-tax earnings (loss) by segment
Commercial banking	$3,070	$2,688	$2,677	$2,459	$2,433
Mortgage banking	(388)	(27)	68	(252)	559
Income before income tax expense (benefit)	2,682	2,661	2,745	2,207	2,992
Commercial banking income tax expense	602	514	540	460	512
Mortgage banking income tax expense (benefit)	(82)	(6)	15	(53)	117
Net income	$2,162	$2,153	$2,190	$1,800	$2,363

Three months ended December 31, 2022 vs. three months ended December 31, 2021.

The Commercial Banking Segment posted net income of $2,468,000 for Q4 2022 compared to $1,921,000 for Q4 2021.

The following are variances of note for the three months ended December 31, 2022 compared to the three months ended December 31, 2021:

●	Net interest margin (“NIM”) expanded by 47 basis points to 4.03% for Q4 2022 compared to 3.56% for Q4 2021. The expansion was driven by the following:
o	The yield on our earning assets increased by 54 basis points, 4.35% as of Q4 2022 compared to 3.81% as of Q4 2021. The increase in our yield on earning assets is a result of improvement in our earning asset mix as well as the impact of the rise in interest rates during 2022.
o	Total U.S. Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) income recorded by the Commercial Banking Segment was $4,700 for Q4 2022 compared to $1,069,000 for Q4 2021.
o	The cost of interest bearing liabilities increased by 11 basis points to 0.55% for Q4 2022 compared to 0.44% for Q4 2021. The increase in our cost of funds was driven by an increase in the rate paid on variable rate debt as a result of the rising rate environment and market pressures on rates on deposit products. While the rate paid on time deposits decreased 30 basis points to 0.54% for Q4 2022 compared to 0.84% for Q4 2021, the rate paid on money market deposit accounts increased 22 basis points to 0.44% for Q4 2022 compared to 0.22% for Q4 2021.
●	The Commercial Banking Segment did not record a provision for loan loss for Q4 2022 or Q4 2021. The lack of a provision for loan loss, during Q4 2022, was driven by stable macroeconomic conditions and credit quality remaining strong. While current economic challenges due to higher inflation and the speed at which interest rates are rising remain a risk to credit quality, we believe our current level of allowance for loan losses is sufficient.
●	The Commercial Banking Segment posted noninterest income of $825,000 for Q4 2022 compared to $812,000 for Q4 2021. The increase in noninterest income was driven by an increase in interchange fee income as consumer and business spending remained elevated during the quarter.

●	The Commercial Banking Segment posted noninterest expense of $4,699,000 for Q4 2022 compared to $4,610,000 for Q4 2021. The increase in noninterest expense was driven by increased staffing costs and the impact of rising inflation on our expense base.

The Mortgage Banking Segment posted a net loss of $306,000 for Q4 2022 compared to net income of $442,000 for Q4 2021. Mortgage originations were $23,500,000 for Q4 2022, down 59.65% from $58,234,000 for Q4 2021. The drop in mortgage originations during Q4 2022 is the result of the sharp rise in mortgage rates during 2022 and the historically low inventory of homes for sale. As a result of the sharp drop in origination volume, the Mortgage Banking Segment has taken steps to right size its expense structure to minimize the impact to earnings.

Year ended December 31, 2022 vs. year ended December 31, 2021.

The Commercial Banking Segment posted net income of $8,778,000 for the year ended December 31, 2022, compared to $8,883,000 for the year ended December 31, 2021.

The following are variances of note for the year ended December 31, 2022 compared to the year ended December 31, 2021:

●	NIM compressed by nine basis points to 3.67% for the year ended December 31, 2022 compared to 3.76% for the year ended December 31, 2021. The compression was driven by the following:
o	The Commercial Banking Segment recorded PPP fee income, net of deferred costs, of $977,000 for the year ended December 31, 2022 compared to $4,993,000 for the year ended December 31, 2021, through interest income as a result of normal amortization and the receipt of funds from PPP loans forgiven by the SBA. In addition, the Commercial Banking Segment recorded interest income associated with PPP loans of $81,000 for the year ended December 31, 2022 compared to $1,040,000 for the year ended December 31, 2021. Total income associated with PPP loans was $1,058,000 for the year ended December 31, 2022 compared to $6,033,000 for the year ended December 31, 2021.
o	The yield on our earnings assets decreased by 16 basis points, 3.92% for the year ended December 31, 2022 compared to 4.08% for the year ended December 31, 2021. The decrease in our yield on earning assets for the year ended December 31, 2022, was a result of the shift in our earning asset mix which was driven by an increase in our liquid assets (i.e. interest bearing due from other institutions and investment securities) due to the reduction in the PPP loan balances because of loan forgiveness, which was partially offset by growth in the core loan portfolio. The rise in interest rates during the year ended December 31, 2022 helped to offset the impact of the increased liquid assets.
o	The cost of interest bearing liabilities dropped by ten basis points to 0.44% for the year ended December 31, 2022 compared to 0.54% for the year ended December 31, 2021, because of the shift in our deposit mix from higher cost time deposits to lower cost relationship deposits. While we saw a reduction in our cost of interest bearing liabilities during the year, during the latter half of 2022 we started to experience a greater pressure on deposit pricing as a result of the rising rate environment and market pressures.
●	The Commercial Banking Segment recorded a recovery of provision for loan loss expense of $300,000 and $500,000 for the year ended December 31, 2022 and December 31, 2021, respectively. The recovery of provision for loan loss expense, during the year ended December 31, 2022 and December 31, 2021, resulted from reductions in the qualitative factors driven by improving economic factors, improved credit metrics, and reductions in loan deferrals. While current economic challenges due to higher inflation and the speed at which interest rates are rising remain a risk to credit quality, we believe our current level of allowance for loan losses is sufficient.
●	The Commercial Banking Segment posted noninterest income of $3,335,000 for the year ended December 31, 2022 compared to $3,001,000 for the year ended December 31, 2021. The increase in noninterest income was driven by an increase in fee income as consumer and business spending picked up during the year ended December 31, 2022, and the recognition of $79,000 in gains on the sale of SBA loan guarantee strips during the year ended December 31, 2022, compared to no gains during the year ended December 31, 2021.

●	The Commercial Banking Segment posted noninterest expense of $18,209,000 for the year ended December 31, 2022 compared to $17,256,000 for the year ended December 31, 2021. The increase in noninterest expense was primarily driven by the deferral of $580,300 in salary and benefits costs during the year ended December 31, 2021 associated with the volume of PPP loan originations during that period.

The Mortgage Banking Segment posted a net loss of $473,000 for the year ended December 31, 2022 compared to net income of $3,570,000 for the year ended December 31, 2021. Mortgage originations were $162,436,000 for the year ended December 31, 2022, down 45.60% from $298,605,000 for the year ended December 31, 2021. The drop in mortgage originations during the year ended December 31, 2022, is the result of the sharp rise in mortgage rates and the historically low inventory of homes for sale. As a result of the sharp drop in origination volume, the Mortgage Banking Segment has taken steps to right size its expense structure to minimize the impact to earnings.

Pre-Tax Pre-Provision Earnings by Segment

The following table presents the pre-tax, pre-provision (“PTPP”) earnings by segment for the indicated periods (in thousands):

Pre-Tax Earnings by Segment
	YE 2022	YE 2021	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Pre-Tax Earnings by Segment
Commercial banking - PTPP (ex. PPP)(1)	$9,535	4,822	$3,065	$2,762	$2,189	$1,519	$1,364
Commercial banking - PPP Income	1,059	6,033	5	26	488	540	1,069
Commercial banking income before provision for (recovery of) loan losses and income tax expense	10,594	10,855	3,070	2,788	2,677	2,059	2,433
Mortgage banking income (loss) before income tax expense (benefit)	(599)	4,518	(388)	(27)	68	(252)	559
Income before provision for (recovery of) loan losses and income tax expense	9,995	15,373	2,682	2,761	2,745	1,807	2,992

Provision for (recovery of) loan losses	(300)	(500)	—	100	—	(400)	—

GAAP income before income tax expense	$10,295	$15,873	$2,682	$2,661	$2,745	$2,207	$2,992
(1)	Non-GAAP financial measure.

The Commercial Banking Segment recorded PTPP earnings of $3,070,000 for Q4 2022 compared to $2,433,000 for Q4 2021. For the year ended December 31, 2022, PTPP earnings were $10,594,000, compared to $10,855,000 for the year ended December 31, 2021.

Excluding income from PPP loans, the Commercial Banking Segment’s Q4 2022 PTPP earnings grew $1,701,000, or 124.72%, from Q4 2021 and the year ended December 31, 2022 PTPP earnings grew $4,713,000, or 97.74%, from the year ended December 31, 2021. The growth in the Commercial Banking Segment’s PTPP earnings was the result of growth in the core loan portfolio and the investment portfolio and the reduction in our cost of interest bearing liabilities.

The Company believes that reporting PTPP earnings, excluding income from PPP loans, provides a useful illustration of the Company’s core operating performance over the reported periods.  PTPP earnings, excluding PPP loans, is determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”).  Non-GAAP measures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Financial Highlights

Highlights for the fourth quarter and year ended December 31, 2022 and December 31, 2021 are as follows:

	Three Months Ended		Year Ended
Metric	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Consolidated
Return on average equity(1)	14.45%	14.78%	13.54%	21.02%
Return on average assets(1)	1.17%	1.26%	1.11%	1.73%
Commercial Banking Segment
Return on average equity(1)	16.50%	12.02%	14.31%	14.99%
Return on average assets(1)	1.34%	1.02%	1.18%	1.23%
Net interest income to average assets	3.76%	3.32%	3.41%	3.48%
Provision for (recovery of) loan losses to average assets	—%	—%	(0.04)%	(0.07)%
Noninterest income to average assets	0.45%	0.43%	0.45%	0.42%
Noninterest expense to average assets	2.55%	2.46%	2.44%	2.39%
Mortgage Banking Segment
Return on average equity(1)	(2.05)%	2.77%	(0.77)%	6.02%
Return on average assets(1)	(0.17)%	0.24%	(0.06)%	0.49%
Net income before tax to average assets	(0.21)%	0.30%	(0.08)%	0.63%

(1)	Annualized.

Loans and Asset Quality

The following table provides the composition of our gross loan portfolio at the dates indicated (in thousands):

Loans Outstanding
Loan Type	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
C&I + Owner occupied commercial real estate	$209,721	$212,960	$208,546	$187,897	$180,928
PPP Loans	270	710	1,069	17,023	32,601
Nonowner occupied commercial real estate	164,974	167,854	169,773	146,530	142,429
Acquisition, development and construction	45,127	40,546	37,028	42,691	49,149
Total commercial loans	420,092	422,070	416,416	394,141	405,107
Consumer/Residential	93,680	92,525	83,969	96,411	92,372
Student	20,617	22,010	23,413	24,693	25,975
Other	4,038	4,078	3,758	3,397	3,003
Total loans	$538,427	$540,683	$527,556	$518,642	$526,457

Core loans, which are total loans, excluding PPP loans, decreased by $1,816,000, or 0.34%, from Q3 2022, and increased by $44,301,000, or 8.97%, from Q4 2021. The reduction in core loans during Q4 2022 was the result of borrowers pulling back on borrowing due to the increase in inflation, interest rates rising, and general concern around economic uncertainty. Core loan growth during 2022 was the product of our success in converting non-customer PPP borrowers into new core relationships and overall organic growth.

PPP loans decreased by $440,000, or 61.97%, from Q3 2022 and decreased by $32,331,000, or 99.17%, from Q4 2021.

Asset quality

The Bank’s asset quality metrics continue to compare favorably to our peers as follows:

Asset Quality Metrics
	Village					Peer Group
Metric	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2022(1)
Allowance for Loan and Lease Losses/Nonperforming Loans	515.16%	342.57%	280.87%	260.49%	251.94%	229.50%
Net Charge-offs (recoveries) to Average Loans(2)	(0.00%)	0.11%	(0.01%)	(0.29%)	0.01%	0.04%
Nonperforming Loans/Loans (excluding Guaranteed Loans)	0.13%	0.20%	0.26%	0.29%	0.30%	0.58%
Nonperforming Assets/Bank Total Assets (3)	0.09%	0.13%	0.16%	0.17%	0.18%	0.29%
(1) Source - S&P Global data for VA Banks <$1 Billion in assets as of September 30, 2022.
(2) Annualized.
(3) Nonperforming assets excluding performing troubled debt restructurings.

Deposits

The following table provides the composition of our deposits at the dates indicated (in thousands):

Deposits Outstanding
Deposit Type	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Noninterest-bearing demand	$255,236	$279,268	$278,260	$279,756	$268,804
Interest checking	90,252	86,894	88,630	92,534	89,599
Money market	179,036	193,643	198,157	196,718	187,942
Savings	55,695	57,498	54,702	55,489	54,106
Time deposits	44,524	50,516	54,892	59,176	63,597
Total deposits	$624,743	$667,819	$674,641	$683,673	$664,048

Total deposits decreased by $43,076,000, or 6.45%, from Q3 2022, and decreased by $39,305,000, or 5.92%, from Q4 2021. Variances of note are as follows:

●	Noninterest bearing demand account balances decreased $24,032,000 from Q3 2022 and decreased $13,568,000 from Q4 2021, and represented 40.85% of total deposits compared to 41.82% as of Q3 2022 and 40.48% as of Q4 2021. The decrease in deposits was driven by a combination of consumers and businesses drawing down balances due to increased pressure from high inflation, making year-end tax payments, as well as investing in higher yielding products.

●	Low cost relationship deposits (i.e. interest checking, money market, and savings) balances decreased $13,052,000, or 3.86%, from Q3 2022 and decreased $6,664,000, or 2.01%, from Q4 2021. The decrease in deposits was primarily driven by the same combination of factors as the noninterest bearing demand accounts.

●	Time deposits decreased by $5,992,000, or 11.86%, from Q3 2022 and $19,073,000, or 29.99%, from Q4 2021. The decrease in time deposits was primarily driven by an effort to reduce reliance on high cost time deposits and the migration of customers from time deposits to money market demand accounts.

Capital

Shareholders’ equity at December 31, 2022 was $61,111,000 compared to $63,401,000 at December 31, 2021, which resulted in a tangible common equity ratio of 8.45% and 8.47%, as of December 31, 2022 and December 31, 2021, respectively. The $2,290,000 decrease in shareholders’ equity during the year ended December 31, 2022 was primarily due to the $10,145,000 increase in accumulated other comprehensive loss. The loss was primarily associated with the unrealized holding losses arising in the available for sale investment securities portfolio during the period, which were the result of the movement in interest rates during the year ended December 31, 2022. The increase in the unrealized holding losses was partially offset by net income of $8,305,000 during the year ended December 31, 2022.

The Bank continues to maintain a strong, well-capitalized position. The following table presents the regulatory capital ratios for the Bank at the dates indicated:

Bank Regulatory Capital Ratios
Ratios	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Common equity tier 1	14.22%	13.90%	13.91%	14.07%	14.01%
Tier 1	14.22%	13.90%	13.91%	14.07%	14.01%
Total capital	14.81%	14.48%	14.52%	14.69%	14.66%
Tier 1 leverage	10.95%	10.53%	10.22%	10.13%	9.86%

About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank.  Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank has nine branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements.  For this purpose, any statement, that is not a statement of historical fact may be deemed to be a forward-looking statement.  These forward-looking statements may include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy and financial and other goals.  Forward-looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning.  You can also identify them by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements.

There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to:

●	the impacts of the ongoing COVID-19 pandemic;
●	changes in assumptions underlying the establishment of allowances for loan losses, and other estimates;
●	the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;
●	the effects of future economic, business and market conditions;
●	our inability to maintain our regulatory capital position;
●	the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions despite security measures implemented by the Company;
●	changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, and soundness of other financial institutions we do business with;
●	risks inherent in making loans such as repayment risks and fluctuating collateral values;
●	changes in operations of Village Bank Mortgage Corporation as a result of the activity in the residential real estate market;
●	legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of FDIC insurance and other coverages;
●	exposure to repurchase loans sold to investors for which borrowers failed to provide full and accurate information on or related to their loan application or for which appraisals have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor;
●	governmental monetary and fiscal policies;
●	geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad;
●	changes in accounting policies, rules and practices;
●	reliance on our management team, including our ability to attract and retain key personnel;
●	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;
●	demand, development and acceptance of new products and services;
●	problems with technology utilized by us;
●	changing trends in customer profiles and behavior; and
●	other factors described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”).

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Web site at www.sec.gov.

For further information contact Donald M. Kaloski, Jr., Executive Vice President and CFO at 804-897-3900 or dkaloski@villagebank.com.

Financial Highlights
(Dollars in thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	*
Balance Sheet Data
Total assets	$723,270	$742,703	$752,597	$764,417	$748,401
Investment securities	133,853	134,503	131,623	139,866	93,699
Loans held for sale	2,268	5,076	7,963	7,507	5,141
Loans, net	539,015	541,275	528,130	518,764	526,024
Allowance for loan losses	(3,370)	(3,370)	(3,423)	(3,403)	(3,423)
Deposits	624,743	667,819	674,641	683,673	664,048
Borrowings	34,456	14,448	14,440	14,432	14,424
Shareholders' equity	61,111	58,372	60,053	61,480	63,401
Book value per share	$41.21	$39.55	$40.68	$41.64	$43.03
Total shares outstanding	1,482,790	1,476,017	1,476,165	1,476,392	1,473,469

Asset Quality Ratios
Allowance for loan losses to:
Loans, net of deferred fees and costs	0.63%	0.62%	0.65%	0.66%	0.65%
Loans, net of deferred fees and costs (excluding PPP loans)	0.63%	0.62%	0.65%	0.68%	0.69%
Nonperforming loans	515.16%	342.57%	280.87%	260.49%	251.94%
Net charge-offs (recoveries) to average loans(1)	(0.00%)	0.11%	(0.01%)	(0.29%)	0.01%
Nonperforming assets to total assets	0.09%	0.13%	0.16%	0.17%	0.18%

Bank Capital Ratios
Common equity tier 1	14.22%	13.90%	13.91%	14.07%	14.01%
Tier 1	14.22%	13.90%	13.91%	14.07%	14.01%
Total capital	14.81%	14.48%	14.52%	14.69%	14.66%
Tier 1 leverage	10.95%	10.53%	10.22%	10.13%	9.86%

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Operating Data
Interest income	$7,533	$6,955	$6,731	$6,268	$6,743
Interest expense	544	420	410	407	445
Net interest income before
provision for (recovery of) loan losses	6,989	6,535	6,321	5,861	6,298
Provision for (recovery of) loan losses	—	100	—	(400)	—
Noninterest income	1,286	1,750	1,938	1,628	2,462
Noninterest expense	5,593	5,524	5,514	5,682	5,768
Income before income tax expense	2,682	2,661	2,745	2,207	2,992
Income tax expense	520	508	555	407	629
Net income	$2,162	$2,153	$2,190	$1,800	$2,363
Earnings per share
Basic	$1.46	$1.46	$1.48	$1.22	$1.61
Diluted	$1.46	$1.46	$1.48	$1.22	$1.61

Performance Ratios
Return on average assets(1)	1.17%	1.14%	1.16%	0.97%	1.26%
Return on average equity(1)	14.45%	13.90%	14.40%	11.48%	14.78%
Net interest margin(1)	4.03%	3.70%	3.57%	3.36%	3.56%

* Derived from audited consolidated financial statements.
(1) Annualized.

Financial Highlights
(Dollars in thousands, except per share amounts)

	Year Ended
	December 31,	December 31,
	2022	2021
	(Unaudited)	*
Selected Operating Data
Interest income	$27,487	$27,667
Interest expense	1,781	2,172
Net interest income before
provision for (recovery of) loan losses	25,706	25,495
Provision for (recovery of) loan losses	(300)	(500)
Noninterest income	6,602	12,343
Noninterest expense	22,313	22,465
Income before income tax expense	10,295	15,873
Income tax expense	1,990	3,420
Net income	$8,305	$12,453
Earnings per share
Basic	$5.62	$8.48
Diluted	$5.62	$8.48

Performance Ratios
Return on average assets	1.11%	1.73%
Return on average equity	13.54%	21.02%
Net interest margin	3.67%	3.76%

* Derived from audited consolidated financial statements.